                                                                   EXHIBIT 10.21

                   SETTLEMENT AGREEMENT AND GENERAL RELEASES
                   -----------------------------------------


I.   PARTIES
     -------

     This Settlement Agreement and General Release (the "Settlement Agreement" or the "Agreement") is entered into between the following parties (the "Parties")

     A.   Janis P. Gemignani ("Gemignani") and her Related Entities;/1/ and

     B.   Digital Video Systems, Inc. ("DVS") and its Related Entities.


II.  RECITALS
     --------

     This Settlement Agreement is made with reference to the following facts:

     A. Gemignani served as Chief Financial Officer, Vice President and Secretary of DVS from August 1995 until October 1996. From October 1996 to the date of this Settlement Agreement, Gemignani has been employed by DVS, reporting to DVS' president for special assignments. Gemignani's employment as an employee of DVS shall terminate at the close of business on February 3, 1997.

     B. Certain disputes have arisen between Gemignani, on the one hand, and DVS, on the other hand, regarding, among other things, the circumstances under which Gemignani was and is employed, and the circumstances under which Gemignani's employment as Chief Financial Officer, Vice President and Secretary of DVS ended. The Parties' opposing views on these and related issues that are in dispute are referred to as the "Dispute."

______________
/1/ For purposes of this Settlement Agreement, a Party's "Related Entities" shall be defined as her or its past, present and future partners and partners of those partners, successors, predecessors, assignees, beneficiaries, heirs, legatees, devisees, executors, administrators, legal representatives, children, joint venturers, principals, agents, trustees, attorneys, insurers, officers, directors, employees, shareholders, affiliates and associates; its parent and subsidiary corporations, divisions, affiliated companies and the officers; directors, partnerships, representatives, employees, shareholders and affiliates of each of them; and any other representative of the Party, including, without limitation, in the case of DVS, Troy & Gould professional Corporation and its officers, directors, shareholders and employees.

     C. As a result of the Dispute, Gemignani filed, in October of 1996, a charge alleging discrimination with the California Department of Fair Employment and Housing (the "DFEH"), DFEH #E9697-G-0335-C1rsc. Gemignani's DFEH claim alleges that since April 1996, DVS, Edmund Sun, Robert Pfannkuch, Joseph Troy, and Troy & Gould have made continuous efforts to fire, demote, harass and retaliate against Ms. Gemignani because she is female. On November 6, 1996, the DFEH issued a Notice of Case Closure/Right to Sue, closing the case pending before the DFEH as of October 28, 1996.

     D. DVS denies that Gemignani suffered any alleged injury within the course and scope of employment or as a result of the circumstances under which her employment as Chief Financial Officer, Vice President and Secretary of DVS ended. DVS further denies that it acted wrongly in any manner toward Gemignani, that it abridged her rights in any way or that it has caused her any injury of any amount or nature.

     E. Gemignani and DVS each acknowledge that the Dispute consists of disputed claims and that the Parties have disagreements as to both the facts and the law relating to the Dispute. The Parties further acknowledge that this Settlement Agreement does not constitute an admission by the Parties as to the merits of any claim that any Party may have, may have had or may come to have. Each of the Parties has concluded, however, that litigation of this matter through arbitration, trial or otherwise would be expensive and protracted and that it would be much more desirable that the Dispute be settled fully and finally in the manner and upon the terms and conditions set forth within this Settlement Agreement, solely to avoid the expense of litigation or other dispute resolution. This Settlement Agreement is intended to settle fully and finally the Dispute and any other matters that in any way are related to or arise out of Gemignani's employment with DVS, the termination of that employment, or any written, oral or implied contract of any kind whatsoever concerning that employment in any way. The Parties acknowledge and agree that, after the Parties have executed the Settlement Agreement and have properly completed any and all performance required by its terms, neither party shall have any further obligations or duties of any kind whatsoever to the other as a result of Gemignani's previous employment with DVS or otherwise. (This paragraph, however, along with all other provisions of this Agreement, is subject to the understanding that this Agreement is subject to and conditioned upon, the agreement between Gemignani and Edmund Sun, described in Paragraph IX-A.)

           III  RELEASES
                --------

     A..  Gemignani's Release of DVS. In consideration of the terms and
          --------------------------
provisions of this Settlement Agreement and in consideration of DVS's payments to Gemignani and DVS's agreements and acknowledgments as set forth in section VII, below, Gemignani, on behalf of herself and on behalf of her Related Entities, hereby, generally and unconditionally, relieves, releases, remises, acquits and forever discharges DVS and its Related Entities, including, but not limited to, Edmund Sun, Robert Pfannkuch, Joseph Troy and Tray & Gould, of and from any and all claims, demands, rights, actions, causes of action, suits, contracts, debts, controversies, expenses, liabilities, obligations, damages, losses, expenses (including, without limitation, attorneys' fees, except as expressly set forth within this Agreement), penalties, costs and allegations of any kind and character whatsoever, whether legal, contractual, statutory, administrative or equitable in nature or otherwise, whether known or unknown, suspected or unsuspected, direct or indirect, absolute, fixed or contingent, that Gemignani now owns, holds, has or claims to have, or owned at any time, held, had or claimed to have had or may come to own, hold, have or claim to have against DVS and its Related Entities arising out of or in connection with the Dispute or Gemignani's employment with DVS. This includes, without limitation, all claims, demands, causes of action, facts, transactions, occurrences, circumstances, acts or omissions, or allegations of any kind and character whatsoever asserted by the Parties or which could have been asserted by the Parties in connection with the Dispute or Gemignani 5 employment with DVS, including any and all facts in any manner arising out of, related or pertaining to or connected with those claims or with the terms of or value of any consideration paid to Gemignani in connection with Gemignani's employment with, or termination of employment from, DVS, or any of its Related Entities, including, without limitation, any claims based on, related to or arising from federal, state or local laws (including, but not limited to, the Age Discrimination in Employment Act, the California Labor Code, Title VII of the Civil Rights Act of 1964, as amended, and the Fair Labor Standards Act) that prohibit employment discrimination on the basis of race, national origin, religion, age, gender, marital status, pregnancy, handicap, perceived handicap, ancestry, sexual orientation, family or personal leave or of any other form of discrimination, or from laws such as workers' compensation laws, which provide rights and remedies for injuries sustained in the workplace or from any common law claims of any kind, including, without limitation, contract, tort or property rights including, but not limited to, breach of express or implied contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract or current or prospective economic advantage, fraud, deceit, breach of privacy, misrepresentation, defamation, wrongful termination, 9 tortious infliction of emotional distress, loss of consortium, breach of fiduciary duty, violation of public policy and any other common law claim of any kind whatsoever, any claims for severance pay, sick leave, family leave, vacation, life insurance, bonuses, health insurance, disability or medical insurance or any other fringe benefit or compensation, or any claims relating to or arising out of any purported right to stock or stock options in DVS, and all rights or claims arising under the Employment Retirement Income Security Act of 1974 ("ERISA") or pertaining to ERISA regulated benefits (all collectively defined as the "Released Claims"). Notwithstanding any provision hereof to the contrary, Gemignani's release of claims against DVS' Related Parties shall not extend to any Related Party who claims not to be bound by the following Paragraph B.

     B.   DVS' Release of Gemignani. In consideration of the terms and
          -------------------------
provisions of this settlement Agreement and in consideration of Gemignani's agreements and acknowledgments as set forth in section VII, below, DVS, on behalf of itself and on behalf of its Related Entities, hereby, generally and unconditionally, relieves, releases, remises, acquits and forever discharges Gemignani and her Related Entities of and from any and all claims, demands, rights, actions, causes of action, suits, contracts, debts, controversies, expenses, liabilities, obligations, damages, losses, expenses (including, without limitation, attorneys' fees except as expressly set forth within this Agreement), penalties, costs and allegations of any kind and character whatsoever, whether legal, contractual, statutory, administrative or equitable in nature or otherwise, whether known or unknown, suspected or unsuspected, direct or indirect, absolute, fixed or contingent, that DVS now owns, holds, has or claims to have, or owned at any time, held, had or claimed to have had or may come to own, hold, have or claim to have against Gemignani arising out of or in connection with the Dispute or Gemignani's employment with DVS and all claims, demands, causes of action, facts, transactions, occurrences, circumstances, acts or omissions, or allegations of any kind and character whatsoever asserted by the Parties or which could have been asserted by the Parties in connection with the Dispute or Gemignani's employment with DVS (all of these claims and Gemignani's Released Claims defined collectively as the "Released Claims") Notwithstanding any provision hereof to the contrary, DVS' release of claims against Gemignani's Related Parties shall not extend to any Related Party who claims not to be bound by the preceding Paragraph A.

     C.   Unknown claims And Risks Released By The Parties. The Parties, and
          ------------------------------------------------
each of them, hereby knowingly, voluntarily and expressly waive and relinquish any and all rights and benefits that they may have under section 1542 of the California Civil Code, or under any similar provision of law of any state or territory of the United States or any other jurisdiction and under any similar, or analogous principle of common law. The Parties, and each of them, expressly understand that section 1542 of the California Civil Code provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor."

     The Parties, and each of them, agree and acknowledge that they are familiar with section 1542 of the California Civil Code. The Parties, and each of them, further agree and acknowledge that their respective waivers of all rights or any similar benefits under that section and under any similar statutes of any other jurisdiction (to the full extent that the Parties lawfully may waive all such rights and benefits with respect to the subject matter of this Settlement Agreement) are essential terms of this Settlement Agreement, without which the consideration given pursuant to this Settlement Agreement would not have been given by the Parties, and each of them.

IV.  ASSUMPTION OF RISK REGARDING RELEASED CLAIMS
     --------------------------------------------

     A. The Parties acknowledge that there is a risk that, after execution of this Settlement Agreement, they may discover, incur or suffer claims that were unknown or unanticipated at the time of this Settlement Agreement, including, but not limited to, unknown or unanticipated claims that arise from, are based upon or are related to any facts underlying the Released Claims, which had they been known or more fully understood, may have affected the Parties' decisions to execute the Settlement Agreement as it currently is written. Each Party knowingly and expressly assumes the risk of these unknown and unanticipated claims and agrees that this Settlement Agreement and the general releases set forth within it apply to all such unknown, unanticipated or potential claims.

     B. Furthermore, it is the intention of the Parties, by entering into this Settlement Agreement, to settle and release fully, finally and forever all Released Claims and any and all claims that now exist, or may have at any time existed or shall come to exist in connection with the Dispute. In furtherance of the Parties' intention, the releases given within this Settlement Agreement (including, without limitation, the waivers set forth in paragraph III.C., above) shall be and remain in effect as full and complete releases and discharges of the Released Claims .and of any related matters notwithstanding the 9 discovery by any Party of the existence of any additional or different claims or the facts relative to any such claims.

V.   COVENANT NOT TO SUE
     -------------------

     A. Subject to the excepted matters set forth in Paragraph VI., each Party to this Settlement Agreement agrees that she or it will forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action or other proceeding, in law, equity or otherwise, against any other Party or against any Party's Related Entities, in any way arising out of or relating to the Dispute and/or the Released Claims.

     B. The Parties acknowledge and agree that monetary damages alone are inadequate to compensate any Party or any Party's Related Entities for injury caused or threatened by a breach of this Covenant Not To Sue and that preliminary and permanent injunctive relief restraining and prohibiting the prosecution of any action or proceeding brought or instituted in violation of this Covenant is a necessary and appropriate remedy in the event of such a breach. Nothing contained in this paragraph, however, shall be interpreted or construed to prohibit or in any way to limit the right of a nonbreaching Party or of any of its Related Entities to obtain, in addition to injunctive relief, an award of monetary damages against any person or entity breaching this Covenant Not To Sue and Settlement Agreement.

VI.  EXCEPTED MATTERS
     ----------------

     Any action or proceeding brought for breach of or to interpret or enforce the terms of this Settlement Agreement is excepted from the Covenant Not To Sue set forth in section V., above.

VII. CONSIDERATION: AGREEMENTS BY THE PARTIES AND ACTS TO BE
     -------------------------------------------------------
     TAKEN BY THE PARTIES
     --------------------

     As additional consideration of settlement, the Parties, and each of them, agree as follows:

     A. Ms. Gemignani will continue to serve as a director of DVS until DVS' next annual meeting. Ms. Gemignani will have no obligation to serve as a director of DVS after the date of that meeting and DVS will have no obligation to cause her election to the Board of Directors after that date. Notwithstanding the foregoing, Gemignani reserves the right to resign, at any time, as a director of DVS.

     B. DVS will retain Ms. Gemignani as a consultant for general policy and operations advisory work. The consultancy shall continue for a period of twelve months commencing February 4, 1997.

          1. Gemignani will report to Robert Pfannkuch and shall have flexible work periods.. Gemignani shall not have to account for her time, and shall not be required to devote more than forty hours per week of her time to the business of DVS. This shall apply in a non-cumulative manner; e.g., if she works only thirty hours in one week, the maximum time required in any and all subsequent weeks shall remain forty hours per week.

          2. DVS shall pay Gemignani a consulting fee of $15,000 per month. This fee shall be paid in accordance with the usual DVS payroll practices (every two weeks), and be paid by direct deposit to Gemignani's bank account.

          3. DVS shall continue medical and dental insurance coverage for Gemignani during the consulting term. This coverage shall be identical to what she would receive as an employee of DVS.

          4. The consultancy agreement may be terminated by Gemignani on 15 days prior notice. This agreement may not be terminated by DVS for any reason, other than Gemignani 5 incapacity, death or habitual and willful neglect of her duties under this agreement; any such termination shall require fifteen days' prior written notice.

     C. In close cooperation with, and under the guidelines set by, the designated Board member(s) (see Para. 1 above)Ms. Gemignani shall carry out the following:

          1. Ms. Gemignani shall assume responsibility for working on the employee compensation programs, including the 401K program.

          2. During the term of the consultancy, Gemignani agrees to work diligently toward enhancing employee goodwill toward DVS management and further improving morale among affected employees.

          3. Gemignani will work to facilitate arrangements and programs to enable employees to readily exercise their stock options and perform other similar functions to enhance the circumstances of non-officer employees.

          4. Gemignani will work towards completion of policies and procedures as required by the D&O carrier.

     D. Gemignani shall retain all rights under the Indemnity Agreement dated April 19, 1996, between DVS and Gemignani, on the same terms as though she remained an officer and director of DVS.

     E. DVS shall provide Gemignani with a continuation of the coverage for D&O liability. Gemignani shall be included on all renewal policies during her service as a director. All coverage described in this paragraph shall be provided both during and following Gemignani's service as a consultant, and DVS shall promptly provide to Gemignani copies of all policies evidencing such coverage. DVS shall not issue any press release relating to Gemignani without her prior written approval of the content of any such release.

     F. DVS will pay $10,000 to Gemignani to offset a portion of expenses incurred in her relocation from Houston. DVS will also reimburse Gemignani for all other reasonably incurred past expenses incurred while employed by DVS. All such payments shall be made no later than February 3, 1997. DVS also agrees to promptly reimburse Gemignani for all company-related business expenses that she incurs while a consultant for DVS.

     G. The Parties acknowledge and agree that, as of the date of the execution of this Agreement, Gemignani has been paid for all salary, reimbursable expenses, accrued vacation, or for any other amounts that arise out of or relate in any way to Gemignani 5 employment or to services rendered to DVS by Gemignani up to and including the date of this Settlement Agreement. -Payment for said "accrued vacation" refers to payment by DVS on or about February 3, 1997, for five weeks of vacation time.

     H. All options to purchase DVS stock, held by Gemignani, shall continue to vest until the later of (a) the date on which she ceases being a consultant for DVS; or (b) the date on which she ceases being a director of DVS. DVS agrees to support the request by Gemignani that she be released from the underwriter's "thirteen-month lock-up" period, by submitting to the underwriter the letter attached to this Settlement Agreement as Exhibit A.

     I. The Parties acknowledge and agree that in the event that the "Gemignani Options" (as defined in the Settlement-Agreement and General Release, of even date, between Gemignani and Edmund Sun) are not delivered to Gemignani on or before February 3, 1997, this Settlement Agreement shall be deemed automatically rescinded, and the parties shall retain any and all rights which they possessed prior to executing this Agreement, and the Parties shall be considered for all purposes never to have entered into this Agreement or the above-referenced Agreement between Gemignani and Edmund Sun.

VIII.REPRESENTATIONS AND WARRANTIES
     ------------------------------

     A.   Independent Legal Advice. Each of the Parties represents, warrants
          ------------------------
and agrees that she or it has received
independent legal advice from her or its attorneys with respect to the advisability of executing this Settlement Agreement.

     B.   No Other Representation. Each of the Parties represents, warrants and
           -----------------------
agrees that, in executing this Settlement Agreement, she or it has relied solely on the statements expressly set forth within this Agreement. Each of the Parties further represents, warrants and agrees that, in executing this Settlement Agreement, she or it has placed no reliance whatsoever on any statement, representation or promise of any other Party, or any other person or entity, that is not expressly set forth within this Agreement, or upon 9 the failure of any other Party, or any other person or entity, to make any statement, representation or disclosure of anything whatsoever. The Parties have included this clause: (1) to preclude any claim that any Party was without the advice of counsel; and (2) to preclude the introduction of parol evidence to vary, interpret, supplement or contradict the terms of this Agreement.

     C.   Factual Investigation. Each of the Parties represents, warrants
          ---------------------
and agrees that she or it has made a sufficient investigation of the facts pertaining to the Dispute and of all matters pertaining to the Dispute or contained in or related to this Agreement as she or it deems necessary or desirable.

     D.   Authority. Each of the Parties represents, warrants and agrees that
          ---------
she or it has the full right, power and authority to execute this Settlement Agreement and that the person executing this Agreement on her or its behalf has the full right, power and authority to commit and to bind that Party fully to the terms of this Agreement. The Parties expressly covenant and warrant to each other and their Related Entities that they have the right, power, and authority to bind each and all of their Related Entities with respect to each and every provision of this Agreement which affects, or purports to affect, any or all of said Related Entities. In the event that any Related Entity makes any assertion that conflicts with the intent of the prior sentence, the Party making the representation shall fully indemnify, hold harmless and defend the affected Party and her or its Related Entities for the consequences of such assertion.

       E.  No Assignment. Each of the Parties represents, warrants and
           -------------
agrees that there has been no assignment or transfer, including, without limitation, by way of subrogation or operation of law or otherwise, to any person or entity whatsoever of claims released by that Party or of any other claim, right, demand, action or cause of action that the Parties may have had, have or might have arising out of the Dispute. Each Party, to the extent any particular Party breaches this representation or warranty, agrees to defend, to indemnify and to hold harmless any nonbreaching Party to this Agreement from and against any and all claims, allegations, demands, liabilities, losses, obligations, promises, damages, costs, expenses (including, without limitation, attorneys' fees and costs of investigation), lawsuits, actions (in law, equity or otherwise), causes of action, rights and privileges actually incurred as a result of that breach.

IX.  GENERAL
     -------

     A.   Full Integration. Except as set forth hereinbelow, this Settlement
          ----------------
Agreement is the final written expression and the complete and exclusive statement of all of the agreements, conditions, promises, representations and covenants between the Parties with respect to the subject matter of this Agreement, and replaces and supersedes all prior, former or contemporaneous agreements, negotiations, understandings, representations, discussions or warranties between the Parties, their respective representatives, and any other person or entity, with respect to the subject matter of this Agreement. Any modification, alteration or amendment of this Agreement shall be nonbinding, ineffective or invalid unless it is in writing, specifically refers to this Agreement and is signed by the Party to be charged with the modification, alteration or amendment or by a duly authorized representative of that Party. Notwithstanding the above, the Parties acknowledge and agree that a binding, effective and valid Settlement Agreement and General Release, of even date, exists between Gemignani and Edmund Sun, which is being executed separately by the Parties solely for the convenience of Edmund Sun and DVS, and which for all purposes shall be deemed to be subject to and conditioned upon this Agreement with DVS. In no event shall Gemignani be prejudiced by her willingness to accommodate Edmund Sun and DVS by her agreement to execute two distinct documents.

     B.   No Admissions. Each of the Parties expressly acknowledges and
          -------------
agrees that this Agreement represents a settlement of disputed claims and is not, in any respect, nor for any purpose, to be deemed or construed to be an admission or concession of any liability or wrongdoing by any Party whatsoever or of the existence of any claim. Furthermore, this Settlement Agreement shall not be deemed to be for the benefit of, or to confer any rights of any kind or nature whatsoever upon, any third party (whether a person or entity) other than the Related Entities.

     C.   Waiver And Severability. No waiver of any term, covenant or condition
          -----------------------
of this Settlement Agreement shall be construed as a waiver of any other term, covenant or condition, nor shall any waiver of any default under this Settlement Agreement be construed as a continuing waiver of any term, condition or covenant or as a waiver of any other default. Furthermore, in the event any portion of this Agreement is found, judicially or otherwise, to be unlawful, void or, for any other reason, unenforceable, that provision shall be deemed severable from this Agreement and the invalidity or lack of enforceability shall not affect the validity and enforceability of the remaining portions of this Agreement.

     D.   California Law Governs. This Settlement Agreement shall be construed
          ----------------------
and enforced in accordance with, and governed by, the internal, substantive laws of the State of California. Any lawsuits filed to enforce any provision of this Agreement by any party hereto shall be filed in the Superior Court for the State of California, County of Santa Clara.

     E.   Attorneys' Fees. Except as otherwise provided in this Agreement,
          ---------------
each side is to bear its own legal expenses and attorneys' fees. In the event any legal or governmental action or proceeding is commenced under or pursuant to any other terms and conditions of this Agreement, or to interpret or, enforce the terms of or obligations arising out of this Agreement, or to recover damages for the breach of this Agreement, the Party (or Parties) prevailing in any such action or proceeding shall be entitled, in addition to any other relief awarded by the Court or other tribunal, to recover from the other Party (or Parties) all reasonable attorneys' fees, costs and expenses incurred by the prevailing Party (or Parties). In addition, the prevailing Party (or Parties) shall be entitled to recover from the non-prevailing Party (or Parties) post-judgment/award/order attorneys', fees incurred by the prevailing Party (or Parties) in enforcing a judgment, order or award against the non-prevailing Party (or Parties). Notwithstanding anything in this Agreement to the contrary, the provisions of the preceding sentence are intended to be severable from the balance of the Agreement, shall survive any judgment rendered in connection with the aforesaid legal action, and shall not be merged into any such judgment, order or award.

     F.   Confidentiality Of Agreement. The Parties acknowledge and agree that
          ----------------------------
this Settlement Agreement is a confidential document, that it shall be maintained in strict confidence and that neither this document, nor any information contained within this document, shall be disclosed to any person or entity other than to counsel for a Party (including secretarial, clerical and paralegal personnel regularly employed by that counsel), accountants, financial advisors or other professionals employed by that Party to the extent absolutely necessary for that professional to perform her or his function for the Party. The Parties further acknowledge and agree that this section regarding confidentiality of the settlement Agreement is an essential term such that a breach of this section shall be deemed a material breach of the Settlement Agreement. Notwithstanding the above, the Parties further acknowledge and agree that upon the advice of its counsel, DVS shall be permitted to disclose the entirety of this Settlement Agreement, or any portion thereof, to the Securities and Exchange Commission, in connection with any of DVS' SEC filings

     G.   Counterparts, Copies, Faxed Signatures. This Settlement Agreement
          --------------------------------------
may be executed in any number of counterparts by the Parties, and, when each Party has signed and delivered at least one counterpart to the other Parties, each counterpart shall be deemed an original and, taken together, shall constitute and be deemed to be one and the same Agreement, and shall be binding and effective as to all Parties. In addition, true and correct copies may be used in lieu of the original Agreement for any purpose whatsoever. Finally, faxed copies of the Agreement and faxed signature pages shall be binding and effective as to all Parties and may be used in lieu of the original Agreement, and, in particular, in lieu of original signatures, for any purpose whatsoever.

     H.   Headings. The headings to the paragraphs of this Agreement are
          --------
 inserted for convenience only and will not be deemed a part of this Agreement, nor will the heading affect the construction or interpretation of the provisions contained within this Agreement.

     I.   Survival of Warranties. All representations and warranties contained
          ----------------------
within this Agreement shall survive its execution, effectiveness and delivery. It is expressly understood and agreed by the Parties that none of the releases or covenants set forth within this Agreement are intended to or do release or affect any claims or rights specifically arising out of this Agreement or the breach of it.

     J.   Further Instruments. The Parties shall execute and deliver further
          -------------------
instruments, documents or papers and shall perform all acts necessary or proper to carry out and effectuate the terms of this Agreement as may be required by the terms of the Agreement or as may be reasonably requested by any Party to this Agreement.

      K.   No Presumption From Drafting. This Agreement has been negotiated at
           ----------------------------
arm's-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all. Parties have had the opportunity to draft, review and/or. edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, including, but not limited to, section 1654 of the

California Civil Code Section, or any other statutes, legal decisions, or common law principles of similar effect, that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the Parties.

     L.   Benefits Successors. Except as limited by the terms of this Agreement,
          -------------------
this Settlement Agreement shall be binding upon and shall inure to the benefit of each of the Parties to the Agreement and to their respective heirs, executors, administrators, assigns, successors-in-interest, representatives, trustees, beneficiaries and Related Entities

     M.   All Terms Are Contractual. Each term of this Settlement Agreement is
          -------------------------
contractual and not merely a recital.

     N.   Voluntary Execution of Agreement. Gemignani represents that she has
          --------------------------------
carefully read this entire Settlement Agreement and that she knows and understands its contents. Gemignani has had the opportunity to receive independent legal advice from attorneys of her choice with respect to the preparation, review and advisability of executing this Settlement Agreement. Gemignani further represents and acknowledges that she has freely and voluntarily executed this Settlement Agreement after independent investigation and without fraud, duress, or undue influence, with the full understanding of the legal and binding effect of this Settlement Agreement and with the approval of her legal counsel. Gemignani thereby knowingly waives the twenty-one (21) day period under the older Workers Benefits Protection Act to review this Settlement Agreement with her attorney prior to signing.

     O.   Right of Revocation. With respect only to claims arising under the Age
          -------------------
Discrimination in Employment Act Gemignani has the right to revoke this Settlement Agreement for any reason within seven (7) days after she signs it. To be effective, Gemignani's notice of revocation must be in writing and must be hand delivered or mailed to Robert Pfannkuch, Digital Video Systems, Inc., 271C Walsh Avenue, Santa Clara, California 95C51, within the seven (7) day period. If mailed, the revocation must be postmarked within the seven-day period, properly addressed and sent by certified mail, return receipt requested. If hand-delivered, it must be given to Robert Pfannkuch within the seven-day period.

     IN WITNESS WHEREOF, the Parties to this Agreement have approved and executed this Settlement Agreement on the dates set forth opposite their respective signatures.

DATE: January, 30, 1997                JANIS P GEMIGNANI

                                       ______________________________

                                       Janis P. Gemignani

DATE: January __, 1997                 DIGITAL VIDEO SYSTEMS, INC.


                                       By: __________________________

                                       Its: _________________________



APPROVED AS TO FORM:

TROY & GOULD
Professional Corporation


By: ____________________________
    Russ M. Fukano
Attorneys for Digital Video
Systems, Inc.


QUACKENBUSH & QUACKENBUSH


By: ____________________________
    William Quackenbush
Attorneys for Janis P Gemignani

                                January __, 1997



Martin A. Bell, Esq.
Vice Chairman
D.H. Blair Investment Banking Corp.
44 Wall Street
New York, New York 10005


     Re:  Janis Gemignani - Lock-Up
          -------------------------


Dear Mr. Bell:

     We are writing this letter in support of the request by Janis Gemignani to have all of her Digital Video Systems, Inc. securities released from the lock-up letters that she has signed at the request of D.H. Blair in connection with the IPO and secondary offers of DVS underwritten by Blair.

     We believe that a release of Ms. Gemignani's securities from the lock-up is in the best interests of DVS and its shareholders. Our request that you take this action is being made in connection with a settlement that DVS has reached with Ms. Gemignani with respect to certain employment related claims that she has asserted against DVS.

     We note the following in connection with our request.

     (1) Ms. Gemignani is no longer an officer of DVS and DVS is not required to renominate her to the Board of Directors when her current term expires.

     (2) Ms. Gemignani currently owns only 2,250 shares of common stock. Ms. Gemignani holds options to purchase 238,646 shares of common stock, as to which 89,492 currently are vested and the balance vest over a 2-1/2 year period.

Martin A. Bell,
January __, 1997
Page 2



     (3) The trading volume of the securities of DVS has been sufficiently heavy so that any sales by Ms. Gemignani would be unlikely to disrupt the market.

     Thank you for your consideration in this matter.


                               Very truly yours,



                               Robert Pfannkuch